                                                                    EXHIBIT 10.4



                             MANAGEMENT AGREEMENT

     This Management Agreement (this "Agreement") is entered into as of the 21st day of December 1998 by and between TISM, Inc., a Michigan corporation (together with each of its direct and indirect subsidiaries signatory hereto or hereafter becoming party hereto by executing a counterpart signature page hereof, the "Company") and Bain Capital Partners VI, L.P., a Delaware limited partnership ("Bain").

          WHEREAS, TM Transitory Merger Corporation ("MergerCo") was formed for the purpose of effecting the recapitalization of the Company (the "Recapitalization"), all on the terms and subject to the conditions of that certain Agreement and Plan of Merger dated as of September 25, 1998 (as amended, restated, supplemented or otherwise modified, the "Merger Agreement") among the Company, MergerCo and Thomas S. Monaghan ("Monaghan");

          WHEREAS, Bain is providing advisory and other services in connection with the senior secured financing (the "Senior Financing") being provided for the Recapitalization pursuant to a Credit Agreement dated on or about the date hereof by J.P. Morgan Securities Inc., as arranger and syndication agent, Morgan Guaranty Trust Company of New York, as administrative agent, and the lending institutions from time to time party thereto (the "Credit Agreement");

          WHEREAS, certain funds (the "Bain Funds") affiliated with Bain are providing equity financing (the "Equity Investments") in connection with the Recapitalization; and

          WHEREAS, subject to the terms and conditions of this Agreement, the Company desires to retain Bain to provide certain management and advisory services to the Company, and Bain desires to provide such services;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. SERVICES. Bain hereby agrees that, during the term of this Agreement (the "Term"), it will:

     (a) provide the Company with advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Company with financing from banks or other financial institutions or other entities on terms and conditions satisfactory to the Company; and

     (b) provide the Company with financial, managerial and operational advice in connection with its day-to-day operations, including, without limitation:

          (i)  advice with respect to the investment of funds; and

          (ii) advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company.

2.   PAYMENT OF FEES.  The Company hereby agrees to:

     (a) pay to Bain (or an affiliate of Bain designated by it) a fee in the amount of $11.75 million in connection with the structuring of the Senior Financing for the Recapitalization, together with reimbursement of Bain's expenses incurred on behalf of the Company through the Closing Date (as defined in the Merger Agreement) in connection with the Recapitalization, such fees and expenses being payable by the Company at the closing of the Recapitalization or, if the Recapitalization is not consummated, promptly after the time the Company has abandoned the Recapitalization;

     (b) during the Term, pay to Bain (or an affiliate of Bain designated by it) a management fee in an amount not to exceed $2 million per annum in exchange for the services provided to the Company by Bain, as more fully described in Section 1, such fee being payable by the Company quarterly in advance, the first such payment to be made at the closing of the Recapitalization; and

     (c) during the Term, allow Bain to participate in the negotiation and consummation of senior financing for any recapitalization or acquisition or other similar transactions by the Company, and pay to Bain (or an affiliate of Bain designated by it) a fee in connection therewith equal to one percent (1%) of the gross purchase price of the transaction (including all liabilities assumed or otherwise included in the transaction), such fee to be due and payable for the foregoing services at the closing of such transaction, whether or not any such senior financing is actually committed or drawn upon.

     Each payment made pursuant to this Section 2 shall be paid by wire transfer of immediately available federal funds to the account specified on Schedule 1 hereto, or to such other account(s) as Bain may specify to the Company in writing prior to such payment.

     Bain hereby acknowledges that the Credit Agreement contains certain limits on the fees payable to Bain pursuant to this Section 2.

     mutual consent of the parties, for so long as Bain (or any successor or permitted assign, as the case may be) continues to carry on the business of providing services of the type described in Section 1; provided, however, that (a) either party may terminate this Agreement following a material breach of the terms of this Agreement by the other party hereto and a failure to cure such breach within 30 days following written notice thereof and (b) Bain may terminate this Agreement upon not less than 60 days written notice to the Company; and provided further that each of (x) the obligations of the Company under Section 4, (y) any and all accrued and unpaid obligations of the Company owed under Section 2 and (z) the provisions of Section 7 shall survive any termination of this Agreement to the maximum extent permitted under applicable law.

4.   EXPENSES; INDEMNIFICATION.

     (a) Expenses. The Company agrees to pay on demand all expenses incurred by Bain, the Bain Funds and Bain Capital, Inc. (or any of them) in connection with this Agreement, the Recapitalization and such other transactions and all operations hereunder or in respect of the Equity Investments or otherwise incurred in connection with the Recapitalization or the Company, including but not limited to (i) the fees and disbursements of: (A) Ropes & Gray, special counsel to Bain Capital, Inc. and the Bain Funds, (B) PricewaterhouseCoopers LLP, accountant to Bain Capital, Inc. and the Bain Funds and (C) any other consultants or advisors retained by Bain, Bain Capital, Inc., the Bain Funds or either of the parties identified in clauses (A) and (B) arising in connection therewith (including but not limited to the preparation, negotiation and execution of this Agreement and any other agreement executed in connection herewith or in connection with the Recapitalization, the Senior Financing or the consummation of the other transactions contemplated hereby (and any and all amendments, modifications, restructurings and waivers, and exercises and preservations of rights and remedies hereunder or thereunder) and the operations of the Company) and (ii) any out-of-pocket expenses incurred by Bain, the Bain Funds and Bain Capital, Inc. (or any of them) in connection with the provision of services hereunder or the attendance at any meeting of the board of directors (or any committee thereof) of the Company or any of its affiliates.

     (b) Indemnity and Liability. In consideration of the execution and delivery of this Agreement by Bain and the provision of the Equity Investments by the Bain Funds, the Company hereby agrees to indemnify, exonerate and hold each of Bain, Bain Capital, Inc. and each Bain Fund, and each of their respective partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the

          "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation attorneys' fees and disbursements (collectively, "Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the Recapitalization, the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of Seller, or any of its accountants or other representatives, agents or affiliates) (collectively, the "Indemnified Liabilities") except for any such Indemnified Liabilities arising on account of such Indemnitee's willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

5. ASSIGNMENT, ETC. Except as provided below, neither party shall have the right to assign this Agreement. Bain acknowledges that its services under this Agreement are unique. Accordingly, any purported assignment by Bain (other than as provided below) shall be void. Notwithstanding the foregoing, (a) Bain may assign all or part of its rights and obligations hereunder to any affiliate of Bain which provides services similar to those called for by this Agreement, in which event Bain shall be released of all of its rights and obligations hereunder and (b) the provisions hereof for the benefit of the Bain Funds shall inure to the benefit of their successors and assigns.

6. AMENDMENTS AND WAIVERS. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by each of Bain and the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

7.   MISCELLANEOUS.

     (a) Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     (b) Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of The Commonwealth of Massachusetts. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in The Commonwealth of Massachusetts for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than
          ----- --- ----------
          one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of The Commonwealth of Massachusetts, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 9 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 9 does not constitute good and sufficient service of process. The provisions of this Section 7(b) shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of The Commonwealth of Massachusetts.

     (c) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 7(c) constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

8. MERGER/ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

9. NOTICE. All notices, demands, and communications of any kind which any party may require or desire to serve upon any other party under this Agreement shall be in writing and shall be served upon such other party and such other party's copied persons as specified below by personal delivery to the address set forth for it below or to such other address as such party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by Federal Express or any other reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party and copied persons at such addresses. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt. Notwithstanding the foregoing, notice to any party or copied person of change of address shall be deemed complete only upon actual receipt by an officer or agent of such party or copied person.

     If to the Company, to it at:

          TISM, Inc.
          30 Frank Lloyd Wright Drive
          P.O. Box 997
          Ann Arbor, MI  48106-0997
          Attention:  Chief Executive Officer

          with a copy to:

          Bain Capital Partners VI, L.P.
          Two Copley Place, 7th Floor
          Boston, MA  02116
          Attention: Mark E. Nunnelly
                     Robert F. White
                     Andrew B. Balson

     If to Bain, to it at:

          Two Copley Place, 7th Floor
          Boston, MA  02116
          Attention: Mark E. Nunnelly
                     Robert F. White
                     Andrew B. Balson

          with a copy to:

          Ropes & Gray
          One International Place
          Boston, MA  02110
          Attention:  R. Newcomb Stillwell

10. SEVERABILITY. If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

11.  DISCLAIMER AND LIMITATION OF LIABILITY.

     (a) Disclaimer. Bain makes no representations or warranties, express or implied, in respect of the services to be provided by it hereunder.

     (b) Standard of Care. Neither Bain nor any other Indemnitee shall be liable to the Company or any of its affiliates for any act, alleged act, omission or alleged omission suffered or taken by Bain or any other Indemnitee that does not constitute willful misconduct.

     (c) Freedom to Pursue Opportunities, Etc. In anticipation that the Company and Bain (or one or more affiliates, associated investment funds or portfolio companies, or clients of Bain) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company from the services to be provided under this Agreement and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor's duties in determining the full scope of such duties in any particular situation, the provisions of this clause (c) are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve Bain. Except as Bain may otherwise agree in writing after the date hereof:

             (i) Bain shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly:
                   (A) engage in the same or similar business activities or lines of business as the Company, including those competing with the Company and (B) do business with any client or customer of the Company;

             (ii) Neither Bain nor any officer, director, employee, partner, affiliate or associated entity thereof shall be liable to the Company or its affiliates for breach of any duty (contractual or otherwise) by reason of any such activities of or of such person's participation therein; and

             (iii) In the event that Bain acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and Bain or any other person, Bain shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or its affiliates for breach of any duty (contractual or otherwise) by reason of the fact that Bain directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company.

     (d) Limitation of Liability. In no event will either party hereto be liable to the other for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any Liabilities relating to any third party claims (whether based in contract, tort or otherwise) other than the Indemnified Liabilities, relating to the services to be provided by Bain hereunder.

11. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.


The Company:                  TISM, INC.


                              By /s/ Harry J. Silverman
                                 ------------------------------
                                 Name:  Harry J. Silverman
                                 Title: Vice President

                              DOMINO'S, INC.


                              By /s/ Harry J. Silverman
                                 ------------------------------
                                 Name:  Harry J. Silverman
                                 Title: Vice President

                              DOMINO'S PIZZA, INC.


                              By /s/ Harry J. Silverman
                                 ------------------------------
                                 Name:  Harry J. Silverman
                                 Title: Vice President

                              BLUEFENCE, INC.


                              By /s/ Harry J. Silverman
                                 ------------------------------
                                 Name:  Harry J. Silverman
                                 Title: President

Bain:                         BAIN CAPITAL PARTNERS VI, L.P.

                              By  Bain Capital Investors VI, Inc.,
                                  its general partner


                                  By /s/ Mark E. Nunnelly
                                     --------------------------
                                     Name:  Mark E. Nunnelly
                                     Title: Managing Director

                                                                   Schedule 1 to
                                                            Management Agreement
                                                            --------------------



                        WIRE TRANSFER INSTRUCTIONS FOR
                        BAIN CAPITAL PARTNERS VI, L.P.


                                Citibank, N.A.
                                ABA # 021 000 089
                                For Brown Brothers Harriman
                                Account # 09250276
                                To Further Credit:
                                Bain Capital Partners VI, L.P.
                                Acct. # 610276-8